                          EXTENSION OF EMPLOYMENT AGREEMENT

     THIS EXTENSION AGREEMENT is effective the 1st day of December, 1997, notwithstanding a later execution hereof, by and between HARVEYS CASINO RESORTS, a Nevada corporation, hereinafter referred to as "Harveys", and CHARLES W. SCHARER, hereinafter referred to as "Employee", as follows:

                                 W I T N E S S E T H:

     WHEREAS, Harveys and Employee did, on the 22nd day of October, 1995, enter into an Employment Agreement effective the 1st day of December, 1995 (the "Agreement"); and

     WHEREAS, Harveys has offered to modify the Agreement, and Employee has consented to said modifications as set forth hereinbelow;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereto agree as follows:

     A. Section 2.01 shall be modified by the inclusion of the following sentence appearing at the end thereof:

          Immediately following the 1997 Annual Shareholders Meeting, Employee was elected by the Board of Directors to serve as Chairman thereof; Employee further agrees that he shall, during the term hereof, allow his name to remain in nomination for the position of Chairman of the Board of Directors and, if elected, will serve in said capacity.

     B. Section 3.01 shall be modified by extending the term of employment to the 30th day of November, 2002.

     C. Section 7.01 shall be modified to reflect that as of December 1, 1997, Employee's salary shall be increased to Four Hundred Sixty Seven Thousand Five Hundred Dollars ($467,500,00).

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     D.   A Section 7.04 shall be added, which states:

          Commencing with the 1997-98 fiscal year, i.e., December 1, 1997, Employee's incentive payments as provided for in paragraph 5 of Harveys Casino Resorts Management Incentive Plan dated August 8, 1995, shall be increased by 10%, and thus the threshold incentive shall increase from 30% to 35% of base salary. The target incentive shall increase from 60% to 70% of base salary, and the maximum incentive shall increase from 90% to 100% of base salary, and Employee's participation in the long-term incentive plan, revised as of December 18, 1995, shall also increase by 10%. Employee's threshold incentive shall increase from 22.5% to 32.5%. Target incentive shall also increase from 45% to 55%, and the maximum incentive shall increase from 67.5% to 77.5%, for all performance periods including the 1997-98 fiscal year, and any subsequent fiscal years.

     E. Where not inconsistent herein, the parties republish and reaffirm the terms and conditions of the Agreement as set forth herein verbatim.

     DATED this 15th day of December, 1997.

                              EMPLOYEE:

                              /s/ Charles W. Scharer
                              ------------------------------------------------
                              CHARLES W. SCHARER


                              EMPLOYER:
                              HARVEYS CASINO RESORTS, a Nevada
                              corporation

                              By /s/ E.R. White
                                 ---------------------------------------------
                                 EUGENE WHITE
                                 Chairman/Compensation Committee
Attest:

/s/ William B. Ledbetter
------------------------
WILLIAM B. LEDBETTER,
Secretary